Exhibit 4.7

GLOBAL PREFERENCE SHARE CERTIFICATE

UNLESS THIS GLOBAL PREFERENCE SHARE CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE BANK OF NEW YORK, AS TRANSFER AGENT AND REGISTRAR, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL PREFERENCE SHARE CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SECURITY CAPITAL ASSURANCE LTD

Certificate No.: R-[ ]	CUSIP:	[ ]
	ISIN:	[ ]

Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares

Security Capital Assurance Ltd, a Bermuda limited company with corporate address at A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton HM11, Bermuda (the “Company”) hereby certifies that Cede & Co., as nominee of The Depository Trust Company, is the registered holder of [          ] ([                    ]) Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares of the Company, par value $0.01 per share and liquidation preference of US$1,000 per share (the “Preference Shares”). The specific rights, preferences, limitations and other terms of the Preference Shares represented hereby are set forth in, and subject to, the provisions of the resolutions of an authorized subcommittee of the board of directors of the Company and the certificate of Claude LeBlanc, each dated as of March 29, 2007 (together, the “Subcommittee Resolutions”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Subcommittee Resolutions. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

THIS GLOBAL PREFERENCE SHARE CERTIFICATE IS ISSUED BY the Company on this [          ] day of [                         ], 200[   ].

SECURITY CAPITAL ASSURANCE LTD

By:

Name:
Title:

COUNTERSIGNED AND REGISTERED BY THE BANK OF NEW YORK, AS TRANSFER AGENT AND REGISTRAR

By:

Authorized Officer

ASSIGNMENT FORM

For value received the undersigned hereby sells, assigns and transfers unto:

Please insert social security or other identifying number of assignee:

Please print or type name and address, including zip code, of assignee:

__________ Preference Shares and does hereby irrevocably constitute and appoint ___________ as Attorney to transfer the Preference Shares on the books of the Company with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on the Global Preference
Share Certificate)

The issuance on the Closing Date is [] Preference Shares. The following exchanges of apart of this Global Preference Share Certificate have been made:

Number of shares
	Amount of decrease	Amount of increase in	represented by this
	in number of shares	number of shares rep-	Global Preference
Date	represented by this	resented by this	Share Certificate	Signature of
of	Global Preference	Global Preference	following such de-	authorized offi-
Exchange	Share Certificate	Share Certificate	crease or increase	cer of Registrar